Exhibit 12.

United Community Bancshares, Inc. and Subsidiaries
Computation of Ratio of Earnings to Fixed Charges
(Unaudited)


                                               Three Months Ended
                                                     March 31,
                                              1997          1996
                                          -----------    -----------

Income before income taxes                $ 1,888,582    $ 1,544,759

Interest expense                            5,006,813      3,438,563

1/3 rent expense                               50,938         64,126
                                          -----------    -----------

   Total earnings                         $ 6,946,333    $ 5,047,448
                                          ===========    ===========

Interest expense                          $ 5,006,813    $ 3,438,563

1/3 rent expense                               50,938         64,126
                                          -----------    -----------

   Total fixed charges                    $ 5,057,751    $ 3,502,689
                                          ===========    ===========

   Ratio including interest on deposits         1.37x          1.44x

Income before income taxes                $ 1,888,582    $ 1,544,759

Interest expense                            5,006,813      3,438,563

Less interest on deposits                  (4,018,323)    (2,862,145)

1/3 rent expense                               50,938         64,126
                                          -----------    -----------

   Total earnings                         $ 2,928,010    $ 2,185,303
                                          ===========    ===========

Interest expense                          $ 5,006,813    $ 3,438,563

Less interest on deposits                  (4,018,323)    (2,862,145)

1/3 rent expense                               50,938         64,126
                                          -----------    -----------

   Total fixed charges                    $ 1,039,428    $   640,544
                                          ===========    ===========

   Ratio excluding interest on deposits         2.82x          3.41x

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